UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2013
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 2 - Financial Information
Item 2.05 - Costs Associated with Exit or Disposal Activities

On March 22, 2013, the Company committed to a cost savings plan intended to further improve the efficiency and effectiveness of its European business. The financial impact of this plan was incorporated into the 2013 guidance provided in the Company's February 13, 2013 earnings release. The cost savings activities will principally take place in European sales, marketing, customer service and manufacturing operations beginning after the Company negotiates with its various works councils (worker representatives selected pursuant to local labor laws) in Europe to develop and finalize implementation plans in accordance with local labor laws and practices. The Company believes these actions, which are expected to be completed by the second quarter of 2014, will result in improved future profitability and add future shareholder value.

This cost savings plan is expected to result in approximately $9 million in annualized cost savings when fully realized in 2014, with approximately $3.5 million expected to be realized in 2013. In connection with the plan, the Company expects to incur pretax restructuring costs of approximately $12 million in 2013. These costs will predominately be recorded in the first, second and third quarters of 2013. The Company anticipates that $9 million of the costs to be incurred in 2013 will result in cash expenditures, principally related to $8 million for employee termination and severance costs and $1 million for facility closures. An additional $1 million of cash expenditure will be incurred in 2014, principally related to employee termination and facility closures.

This Current Report on Form 8-K contains various “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These include forward-looking statements concerning our financial and business prospects in 2013 and future years, including restructuring activities, restructuring charges, cash expenditures and cost savings. These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them.  The company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding to buy, sell or hold the company's securities.  The ultimate results of any European restructuring and business improvement actions depend on a number of factors, including potential changes to the final implementation plan, the input of the various works councils on the terms of restructuring, the impact of local regulatory requirements regarding employee terminations, the time necessary to develop and implement the restructuring and other business improvement initiatives, and the level of success achieved through such actions in improving competitiveness, efficiency and effectiveness.

    Among the other factors that could cause our plans, actions and results to differ materially from current expectations are: fluctuations in the cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions, including any volatility and disruption in the capital and credit markets; our continued ability to access the capital and credit markets; the liquidity and solvency of our major customers; the effect of consolidation in the office products industry; our dependence on a limited number of large and sophisticated customers; the dependence of the company on certain suppliers of manufactured products and the risks associated with outsourcing production of certain products; future goodwill and/or impairment charges; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs and freight and distribution costs can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; our exposure to emerging markets which could create greater exposure to unstable political conditions, civil unrest and economic volatility; the impact of litigation or legal proceedings; the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of our recent acquisition of the Mead Consumer and Office Products business (the "Mead C&OP Business") may not be realized or may take longer to realize than expected; the risk that benefits from our acquisition of the Mead C&OP Business may be significantly offset by costs incurred in integrating the companies; potential adverse impacts from incurring additional indebtedness in connection with our acquisition of the Mead C&OP Business; and potential difficulties in connection with the process of integrating the Mead C&OP  Business with the company, which potential difficulties include, but are not limited to, coordinating geographically separate organizations, integrating business cultures, which could prove to be incompatible, difficulties and costs of integrating information technology systems, and potential difficulty in retaining key officers and personnel.  These and other risks are more fully described under "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, and in other reports we file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	March 25, 2013	By:	/s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President
and Chief Financial Officer